UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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TERRAFORM POWER, INC.

(Name of Registrant as Specified In Its Charter)

BROOKFIELD ASSET MANAGEMENT INC.

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Brookfield to Acquire Controlling Stake and Assume Sponsorship of TerraForm Power

●	Brookfield to become cornerstone investor in TerraForm Power with 51% ownership

●	TerraForm Power Class A shareholders to receive $11.46 per share in cash with option for shareholders to elect shares in order to participate in future upside potential

●	Brookfield is a world-class sponsor, providing numerous benefits to TerraForm Power

o	Management expertise in operating renewable assets with decades of experience
o	Financial strength to help TerraForm Power improve its access to capital
o	~3,500 MW ROFO portfolio of wind and solar plants, providing visibility to growth
o	$500M sponsor equity line to support acquisitions and accretive growth

BETHESDA, MD and NEW YORK, NY, March 7, 2017 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”), an owner and operator of clean energy power plants, and Brookfield Asset Management Inc. (NYSE: BAM; TSX: BAM.A; EURONEXT AMSTERDAM: BAMA) (“Brookfield”), a leading global alternative asset manager, today announced that they have entered into a definitive agreement under which Brookfield will assume the role of TerraForm Power’s sponsor and Brookfield will become the controlling shareholder.

“With the successful completion of the Board’s strategic alternatives process, the TerraForm Power Board and management team are confident that Brookfield’s sponsorship will enable our company to deliver cash to shareholders while strengthening our operations for future value creation,” said Peter Blackmore, Chairman and Interim Chief Executive Officer of TerraForm Power. “This agreement with Brookfield is the culmination of our efforts to separate our operations from SunEdison and to position TerraForm Power for future success. With the support of Brookfield as TerraForm Power’s sponsor, we will gain additional resources to continue to expand our portfolio and increase cash flow on a per share basis. We look forward to working with the talented Brookfield team to achieve a smooth transition.”

“We are pleased to increase our significant investment in TerraForm Power and to contribute our operating expertise in the sector to position the company for growth,” said Sachin Shah, Senior Managing Partner of Brookfield. “We are confident that our significant renewable power operating experience, financial resources and global institutional relationships will provide TerraForm Power with strong financial flexibility and an attractive pipeline for growth moving forward. We look forward to participating alongside all shareholders in capturing future upside and helping the business to achieve its full potential over time.”

“SunEdison is supporting this transaction, which it believes maximizes potential proceeds for the estate and aligns Brookfield with the interests of TerraForm Power in the future to create value,” said John Dubel, Chief Executive Officer and Chief Restructuring Officer of SunEdison Inc. (“SunEdison”).

The transaction has been approved by the Board of Directors of TerraForm Power by all directors voting upon the recommendation of the Corporate Governance and Conflicts Committee of TerraForm Power and has also been approved by the Board of Directors of Brookfield. The transaction also has the support of SunEdison.

Transaction Details

Key terms of the agreement:

●	51.0% Brookfield ownership in TerraForm Power post-closing
●	$11.46 price per Class A share (derived from a pre-SunEdison settlement price of $12.00 per share), with option for shareholders to elect to receive shares as described below
●
~3,500 MW Right of First Offer (“ROFO”) portfolio provided by Brookfield to TerraForm Power, representing ~1,200 MW of operating wind plants and ~2,300 MW of development-stage wind and solar projects in North America and Western Europe

●	$500 million sponsor equity line offered by Brookfield to support future growth for TerraForm Power
●	$1.7 billion implied total equity value
●	$6.6 billion implied total enterprise value

For each Class A share, TerraForm Power shareholders (excluding Brookfield) will be entitled to:

$1.94 per share in the form of a special dividend
And either
$9.52 per share in additional cash	OR	1 share in TerraForm Power post-closing
$11.46 per share cash consideration and 0 shares		$1.94 per share in cash and 1 share

This structure is subject to proration, meaning that shareholders that elect cash may still retain a portion of their shares, and conversely, shareholders that elect to retain their shares may still receive a portion of their consideration in cash.

Assuming full proration, Class A shareholders would be entitled to:

$1.94 per share in the form of a special dividend
$4.50 per share in additional cash consideration for Class A shareholders (excluding Brookfield)
$6.44 per share total cash consideration and 0.53 shares in TerraForm Power post-closing

Post transaction closing, non-Brookfield shareholders, will hold 49.0% ownership in TerraForm Power.

As part of the transaction, Brookfield and TerraForm Power will enter into a Master Services Agreement whereby Brookfield will provide strategic services and long-term investment advisory services. In return, Brookfield will receive an annual management fee as well as a management incentive fee and incentive distribution rights aligning Brookfield’s incentives with TerraForm Power’s public shareholders.

The Merger Agreement entitles Brookfield to receive additional Class A Shares from TerraForm Power based upon the costs to TerraForm Power of resolving certain pending Company litigation matters, whether resolved before or after closing of the Merger.

Brookfield Asset Management: Uniquely positioned to serve as Sponsor of TerraForm Power

Brookfield’s sponsorship is expected to position TerraForm Power as a premier wind and solar energy company focused on North America and Western Europe, consistent with Brookfield’s history of delivering strong total shareholder returns for its other public vehicles. As TerraForm Power’s new sponsor, Brookfield expects to deleverage TerraForm Power with the goal of achieving investment grade credit ratings in the medium to long term. With the support of Brookfield, TerraForm Power will be well positioned for growth with access to one of the largest ROFO pipelines in the sector. Following this transaction, Brookfield and TerraForm Power will be both economically and structurally aligned.

Brookfield Asset Management has approximately $250 billion in assets under management, and an established track record of sponsorship across its business groups. Brookfield possesses the unique ability to provide the strategic management, operating, investing, funding and related services required of a long-term sponsor. Brookfield also has substantial financial resources and relationships with global institutions that are expected to increase TerraForm Power’s financial flexibility, and provide improved access to capital.

One of Brookfield’s core operational capabilities is in renewable power, in which it owns, operates and develops over 17,000 megawatts of assets, representing $30 billion in power assets, across eight countries, with over 2,000 operating employees with expertise in asset-level operations and maintenance, power marketing and sales and development, health, safety, security and the environment, stakeholder relations and regulatory oversight.

TerraForm Power’s Settlement Agreement with SunEdison

As part of its strategic alternatives process, TerraForm Power also announced that it has entered into a settlement agreement with SunEdison in connection with the Chapter 11 bankruptcy case of SunEdison (the “SunEdison Bankruptcy”). This agreement is subject to the approval of the U.S. bankruptcy court overseeing the SunEdison Bankruptcy.

The settlement agreement contains certain terms to resolve the legal relationship between TerraForm Power and SunEdison, including, among other things, an allocation of ownership in TerraForm Power prior to the transaction and, with certain exceptions, the full mutual release of all claims of SunEdison and its affiliated debtors and non-debtors. All Class B Shares of TerraForm Power and Class B Units of TerraForm Power LLC held by SunEdison will be exchanged for Class A Shares immediately prior to completion of the transaction. The settlement then increases SunEdison’s ownership of TERP to 36.9% by issuing approximately 6.6 million incremental shares to SunEdison immediately prior to completion of the transaction, reflecting the settlement of intercompany claims, cancellation of incentive distribution rights and other factors considered by TerraForm Power’s Board. In addition, SunEdison will have the option, in certain circumstances following a termination of the Merger Agreement, to convert its Class B Shares into an amount of Class A Shares representing 36.9% of the total Class A Shares.

The TerraForm Power Board of Directors approved the settlement agreement upon the recommendation of the Corporate Governance and Conflicts Committee, each member of which is independent and does not also serve on the Board of Directors of TerraForm Global. The settlements of the intercompany claims are also subject to the approval of the U.S. bankruptcy court overseeing the SunEdison Bankruptcy.

Additional information about the settlement agreement can be found in the Current Report on Form 8-K that TerraForm Power filed with the Securities and Exchange Commission today. A copy of the filing is available on the Investors page of TerraForm Power’s website at http://www.terraformpower.com.

Timing to Close and Approvals

The transaction is expected to be completed in the second half of 2017 and is subject to certain closing conditions, including shareholder approval by the majority of Class A shareholders (excluding SunEdison, Brookfield, their respective affiliates and any persons with whom they comprise a “group” for securities law purposes), regulatory approvals, and the approval of the U.S. bankruptcy court overseeing the SunEdison Chapter 11 case, including the Court’s approval of the settlement agreement between TerraForm Power and SunEdison and the Court’s approval of SunEdison’s vote in favor of the sponsorship transaction. The completion of this transaction is independent of and not subject to the completion of Brookfield’s transaction with TerraForm Global, Inc., also announced today.

Advisors

Morgan Stanley, Centerview Partners and AlixPartners acted as financial advisors to TerraForm Power on this transaction. Sullivan & Cromwell LLP and Sidley Austin LLP acted as legal counsel for TerraForm Power. Greenberg Traurig LLP and Hughes Hubbard & Reed LLP acted as legal counsel for the independent directors and the Corporate Governance and Conflicts Committee.

Cravath, Swaine & Moore LLP acted as legal advisors to Brookfield.

Rothschild and Ankura Consulting acted as financial advisors to SunEdison. Skadden Arps acted as legal counsel for SunEdison. For certain of SunEdison’s second lien creditor constituents, J.P. Morgan Securities LLC and Houlihan Lokey acted as financial advisors, and Akin Gump acted as legal counsel.

Investor Conference Call

Brookfield and TerraForm Power will host a conference call to discuss the transaction. Details below:

Date:	Tuesday, March 7, 2017
Time:	8:30 am ET
US / Canada toll-free #:	(844) 464-3938
International #:	(765) 507-2638
Conference call code:	83463618
Webcast:	http://edge.media-server.com/m/p/gcrpa4fu

The webcast will also be available on TerraForm Power's investor relations website: www.terraformpower.com.

A replay of the webcast will be available for those unable to attend the live webcast.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

About Brookfield Asset Management

Brookfield Asset Management Inc. is a leading global alternative asset manager with approximately $250 billion in assets under management. The company has more than a 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. Brookfield offers a range of public and private investment products and services, and is co-listed on the New York, Toronto and Euronext stock exchanges under the symbol BAM, BAM.A and BAMA, respectively. For more information, please visit our website at www.brookfield.com.

TerraForm Power: Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.  All statements that address operating performance, events, or developments that the Company or Brookfield expect or anticipate will occur in the future are forward-looking statements.  They may include estimates of financial metrics such as expected adjusted earnings before interest, taxes, depreciation and amortization, cash available for distribution, earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above.  Forward-looking statements are based on the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made.  Although the Company and Brookfield believe their respective expectations and assumptions are reasonable, they can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Factors that might cause such differences include, but are not limited to, the expected timing and likelihood of completion of the Transactions, including the timing, receipt and terms and conditions of any required governmental approvals of the Merger or the other Transactions that could cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; the risk of failure by the Bankruptcy Court to confirm the Settlement Agreement, the Voting and Support Agreement and any other agreement entered into in connection with the Merger or the Transactions to which SunEdison or any other debtor will be a party; the risk of failure of the holders of a majority of the outstanding Shares to adopt the Transaction Agreement and to obtain the requisite stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the Transactions in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transactions; the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Company’s common stock; the risk that the Transactions and their announcement could have an adverse effect on the Company’s ability to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally; the Company’s relationship with SunEdison, including SunEdison’s bankruptcy filings; risks related to events of default and potential events of default arising under project-level financings and other agreements due to various factors; risks related to the Company’s failure to satisfy continued listing requirements of NASDAQ; the Company’s ability to sell projects at attractive prices as well as to integrate the projects the Company acquires from third parties or otherwise realize the anticipated benefits from such acquisitions, including through refinancing or future sales; actions of third parties, including but not limited to the failure of SunEdison to fulfill its obligations and the actions of the Company’s bondholders and other creditors; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects the Company intends to acquire; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and the Company’s ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; the Company’s ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of the Company’s power plants; departure of some or all of SunEdison’s employees, particularly key employees and operations and maintenance or asset management personnel that the Company significantly relies upon; pending and future litigation; and the Company’s ability to operate the Company’s business efficiently, including to manage the transition from SunEdison information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage the Company’s capital expenditures.  Many of these factors are beyond the Company or Brookfield’s control.

The Company and Brookfield disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law.  The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in the Company’s Form 10-K for the 2015 fiscal year and Forms 10-Q for the first, second and third quarters of 2016, as well as additional factors it may describe from time to time in other filings with the SEC or incorporated herein.  You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

TerraForm Power: Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions described herein.  In connection with the proposed transactions, Brookfield and the Company intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TerraForm Power, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814: (240) 762-7700, or from the Company’s website, https://www.terraformpower.com/.  The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transactions.  Information about the directors and executive officers of the Company and the interests of such individuals will be set forth in the proxy statement for the transactions, which will be filed with the SEC.  You may obtain free copies of the proxy statement as described above, when it is available.

Brookfield: Cautionary Note Regarding Forward-Looking Statements

This communication contains "forward-looking information" within the meaning of Canadian provincial securities laws and "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of Brookfield and its subsidiaries and include words such as "expects," "anticipates," "plans," "believes," "estimates," "seeks," "intends," "targets," "projects," "forecasts" or negative versions thereof and other similar expressions, or future or conditional verbs such as "may," "will," "should," "would" and "could.“

Forward-looking statements contained herein include statements with respect to the transaction with TerraForm Power and our expectations for this entity; the anticipated benefits of the sponsorship transaction; and other statements with respect to our beliefs, outlooks, plans, expectations and intentions. Although Brookfield Asset Management believes that TerraForm Power’s anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information as such statements and information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

 Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the behavior of financial markets, including fluctuations in interest and foreign exchange rates and our ability to access the capital markets and credit markets; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; the threat of litigation, whether with respect to this transaction, TerraForm Power or otherwise; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the effect of applying future accounting changes; business competition; operational and reputational risks; technological change; changes in government regulation and legislation within the countries in which we operate or which TerraForm Power operates; governmental investigations; changes in tax laws; ability to collect amounts owed; catastrophic events, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments including terrorist acts and cyber terrorism; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to Brookfield Asset Management or TerraForm Power, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

This does not constitute an offer of any Brookfield fund.

Contacts

Investors for TerraForm Power:
Brett Prior
Head of Investor Relations
investors@terraform.com
(650) 889-8628

Media for TerraForm Power:
Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

For Brookfield:
Claire Holland
Vice President, Communications
claire.holland@brookfield.com
(416) 369-8236